UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/15/2011

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

(877) 327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On February 16, 2011, Strategic Storage Trust, Inc. (the "Registrant") issued a press release regarding the acquisition described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

Acquisition of Remaining Interests in USA Self Storage I, DST

        As reported in the Registrant's Current Report on Form 8-K filed on February 7, 2011, on February 1, 2011, the Registrant, through an indirect wholly-owned subsidiary, closed on the purchase of an additional 73.824% in beneficial interests (the "Interests") in USA Self Storage I, DST (the "DST"), a Delaware Statutory Trust sponsored by Strategic Capital Holdings, LLC, the Registrant's sponsor (the "Sponsor"), which brought the Registrant's ownership of the DST to 93.577%, including 19.753% in Interests that were acquired previously in unrelated transactions. On February 15, 2011, the Registrant closed on the purchase of the remaining 6.423% in Interests. The Registrant now owns 100% of the Interests in the DST.

        As previously disclosed, the Registrant now intends to seek approval from the lender for the loans held by the three property owning subtrusts of the DST to terminate the leases which currently apply to the properties held by the DST. The Registrant and the Sponsor will enter into an agreement whereby the Sponsor will agree to assign 100% of the economic benefits and obligations from these properties to the Registrant in exchange for indemnification by the Registrant for any potential liability incurred by the Sponsor in connection with the current leases.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1        Press Release Announcing the Acquisition of Remaining Interests in the DST

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: February 16, 2011	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release